                                                                    EXHIBIT 25.4


       STATEMENT OF ELIGIBILITY AND QUALIFICATION OF TRUSTEE ON FORM T-1
               UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
OF THE TRUSTEE OF THE PREFERRED SECURITIES GUARANTEE OF PROFFITT'S, INC. FOR THE
             BENEFIT OF THE HOLDERS OF THE PREFERRED SECURITIES OF
                           PROFFITT'S CAPITAL TRUST I

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ____________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                       (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS       60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         _____________________________

                                PROFFITT'S, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     TENNESSEE                                          62-0331040
     (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


     750 LAKESHORE PARKWAY
     BIRMINGHAM, ALABAMA                                35211
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


                       GUARANTEE OF PREFERRED SECURITIES
                         OF PROFFITT'S CAPITAL TRUST I
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 16th day of April, 1998.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            By  /s/ John R. Prendiville
               John R. Prendiville
               Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                     April 16, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of a guarantee between Proffitt's, Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                   Very truly yours,

                   THE FIRST NATIONAL BANK OF CHICAGO

                    By   /s/ John R. Prendiville
                         John R. Prendiville
                         Vice President

                                   EXHIBIT 7

Legal Title of Bank:                The First National Bank of Chicago   Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
Address:                            One First National Plaza, Ste 0303                                      Page RC-1
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                            DOLLAR AMOUNTS IN         C400
                                                                                                    --------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                          0081    4,267,336     1.a.
    b. Interest-bearing balances(2)                                                                   0071    6,893,837     1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                      1754            0     2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).........                          1773    5,691,722     2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                            1350    6,339,940     3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)                                                                      RCFD 2122 25,202,984                         4.a.
    b. LESS: Allowance for loan and lease losses                               RCFD 3123    419,121                         4.b.
    c. LESS: Allocated transfer risk reserve                                   RCFD 3128          0                         4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                           2125   24,783,863     4.d.
 5.  Trading assets (from Schedule RD-D)                                                              3545    6,703,332     5.
 6.  Premises and fixed assets (including capitalized leases)                                         2145      743,426     6.
 7.  Other real estate owned (from Schedule RC-M)                                                     2150        7,727     7.
 8.  Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                                                   2130      134,959     8.
 9.  Customers' liability to this bank on acceptances outstanding                                     2155      644,340     9.
10.  Intangible assets (from Schedule RC-M)                                                           2143      268,501    10.
11.  Other assets (from Schedule RC-F)                                                                2160    2,004,432    11.
12.  Total assets (sum of items 1 through 11)                                                         2170   58,483,415    12.

_____________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:           The First National Bank of Chicago Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0303                                                     Page RC-2
City, State  Zip:              Chicago, IL  60670
FDIC Certificate No.:          0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                  DOLLAR AMOUNTS IN
                                                                      THOUSANDS                         BIL MIL THOU
---------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of
        totals of columns A and C
        from Schedule RC-E, part 1)                                                      RCON 2200     21,756,846         13.a
        (1) Noninterest-bearing(1)                               RCON 6631  9,197,227                                     13.a.1
        (2) Interest-bearing                                     RCON 6636  559,619                                       13.a.2
     b. In foreign offices, Edge and
        Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)                                               RCFN 2200     14,811,410         13.b.
        (1) Noninterest bearing                                  RCFN 6631     332,801                                    13.b.1
        (2) Interest-bearing                                     RCFN 6636 14,478,609                                     13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                      RCFD 2800      4,535,422         14
15.  a. Demand notes issued to the U.S. Treasury                                         RCON 2840         43,763         15.a
     b. Trading Liabilities(from Schedule RC-D)...................                       RCFD 3548      6,523,239         15.b
16.  Other borrowed money:
     a. With a remaining  maturity of one year or less                                   RCFD 2332      1,360,165         16.a
     b. With a remaining  maturity of than one year through three years                       A547        576,492         16.b
     c.  With a remaining maturity of more than three years............                       A548        703,981         16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding                             RCFD 2920        644,341         18
19.  Subordinated notes and debentures (2)                                               RCFD 3200      1,700,000         19
20.  Other liabilities (from Schedule RC-G)                                              RCFD 2930      1,322,077         20
21.  Total liabilities (sum of items 13 through 20)                                      RCFD 2948     53,987,736         21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                       RCFD 3838              0         23
24.  Common stock                                                                        RCFD 3230        200,858         24
25.  Surplus (exclude all surplus related to preferred stock)                            RCFD 3839      2,999,001         25
26.  a. Undivided profits and capital reserves                                           RCFD 3632      1,273,239         26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                                       RCFD 8434         24,096         26.b.
27.  Cumulative foreign currency translation adjustments                                 RCFD 3284         (1,515)        27
28.  Total equity capital (sum of items 23 through 27)                                   RCFD 3210      4,495,679         28
29.  Total liabilities and equity capital (sum of items 21 and 28)                       RCFD 3300     58,483,415         29

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most
     comprehensive level of auditing work performed for the bank by independent external             Number
     auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . .RCFD 6724.........N/A                   M.1
1 =  Independent audit of the bank conducted in accordance         4. =    Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank            authority)
2 =  Independent audit of the bank's parent holding company        5 =    Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing            auditors
      standards by a certified public accounting firm which        6 =    Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company                auditors
      (but not on the bank separately)                             7 =    Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in               8 =    No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)

____________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.